interCLICK Announces Q2 Results

Revenue Growth Accelerates to 103% Year-Over-Year
Platform Efficiencies Drive Record EBITDA and Operating Income
Full Year Revenue and EBITDA Outlook Increased

NEW YORK – August 4, 2010 – interCLICK, Inc. (NASDAQ: ICLK) announced today its financial results for the second quarter ended June 30, 2010.

Summary Results
$ in millions (except per share amounts); Unaudited

	Q2 2010	Q2 2009	Growth

Revenue	$21.7	$10.6	103%
Gross profit	$9.6	$4.8	102%
Gross margin	44.4%	44.8%

EBITDA	$2.4	$0.2	1161%

Operating income (loss)	$1.2	$(0.7)	nm

Income tax expense	$(1.2)	$-	nm

Net loss	$(0.1)	$(1.0)	92%
EPS	$0.00	$(0.05)	nm

See reconciliation of non-GAAP measure on attached tables.

Revenue was $21.7 million in Q2 2010, a 103% year-over-year increase, an accelerated rate of growth as compared to the first quarter and continuing at a pace that is far higher than that of the overall online display advertising sector as recently reported by the Interactive Advertising Bureau.  Growth was driven by record retention of existing clients and a record number of new client campaigns reflecting increased demand for interCLICK’s innovative audience targeting solution.

Gross profit was $9.6 million in Q2 2010, up 102% year-over-year, and a new quarterly high for interCLICK.  Gross profit margin was 44.4%, within 40 basis points of the prior year period.

EBITDA, a non-GAAP measure, was $2.4 million in Q2 2010, representing a margin of 11.1%.  EBITDA exceeded interCLICK’s previous guidance by more than three times due to higher than previously expected revenue, incremental operating efficiencies achieved as a result of interCLICK’s platform capabilities, and lower bad debt expense than in prior periods.

NEW YORK              CHICAGO            LOS ANGELES             SAN FRANCISCO             WEST PALM BEACH
contact us. Phone: 646.722.6260 Fax: 646.304.6875 email: info@interclick.com or visit us online at www.interclick.com

Operating income was $1.2 million and pre-tax income was $1.1 million in Q2 2010, both quarterly records for the Company.  Net loss was $(0.1 million) and earnings per share was $0.00 in Q2 2010. Operating expenses increased 54% year-over-year to support the growth of interCLICK’s business.  The Q2 2010 results also included a $0.4 million cease-use charge of a non-recurring nature, as previously disclosed, and income tax expense of $1.2 million based on the Company’s effective tax rate for the first half of 2010.

“Our continued investment in Innovation & Development has translated to very meaningful value for our clients and for our shareholders,” said Michael Mathews, interCLICK’s CEO.  “As a result, we have experienced significant revenue growth while also improving operational efficiency as we continue to scale our business. Our outlook as we head into the back half of the year is extremely positive.”

interCLICK ended the quarter with $11.2 million in cash and cash equivalents, of which $1.3 million is restricted.  As of June 30, 2010, interCLICK had 23.8 million shares outstanding and 30.2 million fully-diluted shares outstanding.

Business Outlook

interCLICK expects Q3 revenue to exceed $23 million, growing year-over-year by at least 60%, and reflecting an increase from previous guidance of $22 million.  interCLICK estimates Q3 EBITDA will be approximately $2.5 million, growing year-over-year by approximately 79%.  The Company also projects revenue and EBITDA to exceed $90 million and $9 million, respectively, for the full year 2010.

Conference Call

interCLICK will host a conference call to discuss its second quarter financial results and business outlook on Wednesday, August 4, 2010, at 4:30 p.m. (EST).  The conference can be accessed by dialing toll-free (877) 303-6501 (U.S.) or (720) 545-0015 (international).  A live audiocast of the conference can be accessed from the Company’s website at http://ir.interclick.com/events.cfm.  A replay of the audiocast will be available through August 4, 2011.

Reclassifications

Certain amounts in the accompanying financial tables relating to prior periods have been reclassified to conform to the second quarter 2010 presentation.

NEW YORK              CHICAGO            LOS ANGELES             SAN FRANCISCO             WEST PALM BEACH
contact us. Phone: 646.722.6260 Fax: 646.304.6875 email: info@interclick.com or visit us online at www.interclick.com

Non-GAAP Financial Measure

interCLICK uses a non-GAAP financial measure in evaluating its financial and operational decision making and as a means to evaluate period-to period comparison. Management believes that the non-GAAP financial measure provides meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of the performance of our core cash operations. interCLICK believes that both management and investors benefit from referring to this non-GAAP financial measure in assessing our performance and when planning, forecasting and analyzing future periods. interCLICK believes this non-GAAP financial measure is useful to investors because it allows for greater transparency with respect to key metrics used by management.

EBITDA. As is common in the industry, interCLICK uses EBITDA as a measure of performance to demonstrate operating income exclusive of interest, taxes, depreciation, and amortization (including stock-based compensation). interCLICK, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes certain of its decisions based on EBITDA. Since an outside investor may base its evaluation of interCLICK's performance on interCLICK's net income or loss, there is a limitation to the EBITDA measurement. EBITDA is not, and should not be considered, an alternative to net income or loss, income or loss from operations or any other measure for determining operating performance or liquidity, as determined under GAAP.

To comply with Regulation G of the Securities and Exchange Commission, interCLICK attached to this press release, and will post to its website at http://ir.interclick.com/index.cfm, a reconciliation of the non-GAAP measure to the nearest comparable GAAP measure that is presented in this release.

About interCLICK

interCLICK is an audience intelligence and targeting company, developing and executing data-driven campaign strategies for major digital agencies and marketers. Fueled by its proprietary software and sophisticated approach to managing its supply chain, interCLICK empowers its clients to reach desirable audiences efficiently, in brand-safe environments, and at tremendous scale.  For more information, visit http://www.interclick.com.

NEW YORK              CHICAGO            LOS ANGELES             SAN FRANCISCO             WEST PALM BEACH
contact us. Phone: 646.722.6260 Fax: 646.304.6875 email: info@interclick.com or visit us online at www.interclick.com

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including third quarter and 2010 revenue and EBITDA outlook and growth.  Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the impact of intense competition, the continuation or worsening of current economic conditions, a potential decrease in corporate advertising spending, a potential decrease in consumer spending and the condition of the domestic and global credit and capital markets.

Further information on our risk factors is contained in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2009.  Any forward-looking statement speaks only as of the date on which it is made.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact	Investor Relations Contact

Roger Clark, CFO	Brett Maas, Hayden IR
(646) 395-1776	(646) 536-7331
roger.clark@interclick.com	brett@haydenir.com

Page 4 of 4 (Financial Tables Attached)

NEW YORK              CHICAGO            LOS ANGELES             SAN FRANCISCO             WEST PALM BEACH
contact us. Phone: 646.722.6260 Fax: 646.304.6875 email: info@interclick.com or visit us online at www.interclick.com

interCLICK, Inc. and Subsidiary	For the Three	For the Three	For the Six	For the Six
Condensed Consolidated Statements of Operations	Months Ended	Months Ended	Months Ended	Months Ended
Unaudited	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009

Revenues	$21,659,883	$10,648,686	$35,861,740	$19,071,977
Cost of revenues	12,034,487	5,882,655	19,853,668	10,356,934
Gross profit	9,625,396	4,766,031	16,008,072	8,715,043

Operating expenses:
General and administrative	3,873,745	2,895,717	7,104,273	4,573,382
Sales and marketing	3,087,183	1,734,921	5,203,897	3,151,443
Technology support	1,419,362	797,552	2,758,940	1,381,883
Amortization of intangible assets	39,500	49,760	79,000	99,520
Total operating expenses	8,419,790	5,477,950	15,146,110	9,206,228

Operating income (loss) from continuing operations	1,205,606	(711,919)	861,962	(491,185)

Other income (expense):
Interest income	8,151	-	17,019	12
Loss on sale of available-for-sale securities	-	(36,349)	-	(36,349)
Other than temporary impairment of available-for-sale securities	-	-	(458,538)	-
Warrant derivative liability income (expense)	(272)	(159,294)	21,413	(232,061)
Interest expense	(74,537)	(126,681)	(176,946)	(240,273)
Total other expense	(66,658)	(322,324)	(597,052)	(508,671)

Income (loss) from continuing operations before income taxes	1,138,948	(1,034,243)	264,910	(999,856)

Income tax expense	(1,218,234)	-	(139,126)	-

Income (loss) from continuing operations	(79,286)	(1,034,243)	125,784	(999,856)

Loss from discontinued operations	-	-	-	(1,220)

Net income (loss)	$(79,286)	$(1,034,243)	$125,784	$(1,001,076)

Other comprehensive loss:
Unrealized losses on securities:
Unrealized loss on available-for-sale-securities	(20,427)	(899,999)	(20,427)	(899,999)
Reclassification adjustments for losses included in net income (loss)	-	36,349	-	36,349
Total other comprehensive loss	(20,427)	(863,650)	(20,427)	(863,650)

Comprehensive income (loss)	$(99,713)	$(1,897,893)	$105,357	$(1,864,726)

Basic earnings (loss) per share:
Continuing operations	$-	$(0.05)	$0.01	$(0.05)
Discontinued operations	$-	$-	$-	$-
Net income	$-	$(0.05)	$0.01	$(0.05)

Diluted earnings (loss) per share:
Continuing operations	$-	$(0.05)	$-	$(0.05)
Discontinued operations	$-	$-	$-	$-
Net income	$-	$(0.05)	$-	$(0.05)

Weighted average shares:
Basic	23,683,252	19,164,350	23,646,178	19,044,443
Diluted	23,683,252	19,164,350	25,731,080	19,044,443

Reconciliation of GAAP measure to non-GAAP measure:

Operating income (loss) from continuing operations	$1,205,606	$(711,919)	$861,962	$(491,185)
Stock-based compensation	972,488	777,173	1,822,070	1,353,743
Amortization of intangible assets	39,500	49,760	79,000	99,520
Depreciation	177,394	74,978	320,356	147,364

EBITDA	$2,394,988	$189,992	$3,083,387	$1,109,442

interCLICK, Inc. and Subsidiary
Condensed Consolidated Balance Sheets
Unaudited	June 30, 2010	December 31, 2009

Current assets:
Cash and cash equivalents	$9,922,770	$12,653,958
Restricted cash	997,390	-
Accounts receivable, net of allowance	21,806,995	21,631,305
Credit facility reserve	556,889	1,052,167
Deferred taxes, current portion	936,649	955,471
Income tax receivable	497,798	-
Prepaid expenses and other current assets	321,781	367,183
Total current assets	35,040,272	36,660,084

Restricted cash	295,570	-
Property and equipment, net	1,821,142	988,899
Intangible assets, net	342,333	421,333
Goodwill	7,909,571	7,909,571
Investment in available-for-sale securities	225,394	715,608
Deferred debt issue costs, net	-	4,972
Deferred taxes, net of current portion	2,695,009	2,579,568
Other assets	207,573	192,179

Total assets	$48,536,864	$49,472,214

Current liabilities:
Accounts payable	$10,492,210	$10,934,236
Accrued expenses	2,946,145	3,164,044
Credit facility payable	2,784,443	5,260,834
Obligations under capital leases, current portion	331,909	161,940
Deferred rent, current portion	10,208	3,508
Income taxes payable	-	515,306
Warrant derivative liability	-	69,258
Total current liabilities	16,564,915	20,109,126

Obligations under capital leases, net of current portion	595,886	338,562
Deferred rent	231,355	83,823

Total liabilities	17,392,156	20,531,511

Stockholders’ equity:
Preferred stock, $0.001 par value	-	-
Common stock, $0.001 par value	23,799	23,633
Additional paid-in capital	44,327,775	42,229,293
Accumulated other comprehensive loss	(20,427)	-
Accumulated deficit	(13,186,439)	(13,312,223)

Total stockholders’ equity	31,144,708	28,940,703

Total liabilities and stockholders’ equity	$48,536,864	$49,472,214

interCLICK, Inc. and Subsidiary	For the Six	For the Six
Condensed Consolidated Statements of Cash Flows	Months Ended	Months Ended
Unaudited	June 30, 2010	June 30, 2009

Cash flows from operating activities:
Net income (loss)	$125,784	$(1,001,076)
Add back loss from discontinued operations	-	1,220
Income (loss) from continuing operations	125,784	(999,856)
Adjustments to reconcile income from continuing operations to net cash provided by (used in) operating activities:
Changes in deferred tax assets	(1,109,723)	-
Stock-based compensation	1,822,070	1,353,743
Other than temporary impairment of available-for-sale securities	458,538	-
Depreciation of property and equipment	320,356	147,364
Amortization of intangible assets	79,000	99,520
Amortization of debt issue costs	4,972	21,583
Amortization of debt discount	-	500
Provision for bad debts	(140,077)	(160,392)
Change in warrant derivative liability	(21,413)	232,061
Loss on sale of available-for-sale securities	-	36,349
Changes in operating assets and liabilities:
Increase in accounts receivable	(35,613)	(2,968,432)
Decrease (increase) in prepaid expenses and other current assets	45,402	(107,523)
Increase in other assets	(15,394)	1,346
(Decrease) increase in accounts payable	(442,026)	1,083,434
(Decrease) increase in accrued expenses	(217,899)	426,392
Increase in deferred rent	71,162	11,257
Net cash provided by (used in) operating activities	945,139	(822,654)

Cash flows from investing activities:
Proceeds from sale of available-for-sale securities	11,250	21,429
Increase in restricted cash	(1,292,960)	-
Purchases of property and equipment	(573,929)	(73,883)
Net cash used in investing activities	(1,855,639)	(52,454)

Cash flows from financing activities:
Proceeds from stock options and warrants exercised	228,732	-
(Repayments to) proceeds from credit facility, net	(1,981,113)	1,574,859
Principal payments on capital leases	(68,307)	(5,636)
Proceeds from issuance of notes payable	-	-
Principal payments on notes payable	-	(100,000)
Proceeds from common stock and warrants issued for cash	-	2,257,000
Proceeds from public offering, net of offering costs
Net cash (used in) provided by financing activities	(1,820,688)	3,726,223

Net cash used in discontinued operations	-	(250,000)

Net (decrease) increase in cash and cash equivalents	(2,731,188)	2,601,115

Cash and cash equivalents at beginning of period	12,653,958	183,871

Cash and cash equivalents at end of period	$9,922,770	$2,784,986

Supplemental disclosure of cash flow information:

Interest paid	$203,191	$192,267
Income taxes paid	$1,219,583	$-

Non-cash investing and financing activities:
Property and equipment acquired through capital leases	$495,600	$-
Leasehold improvements increased for deferred rent	$83,070	$-
Reclassification of warrant derivative liability to equity upon expiration of price protection	$47,846	$-
Unrealized loss on available-for-sale-securities	$20,427	$863,650
Issuance of common stock to eliminate or modify price protection for warrants	$-	$508,497
Issuance of common stock for services rendered or to be rendered	$-	$170,500
Issuance of common stock to pay accrued interest payable	$-	$13,266
Issuance of common stock to extend debt maturity date	$-	$12,000